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                                                                   Exhibit 23(b)


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 33-50603) previously filed by Prime Hospitality Corp. (formerly Prime Motor Inns, Inc.) of our report dated September 24, 1992, appearing in this Annual Report on Form 10-K for the fiscal year ended December 31, 1993 of Prime Hospitality Corp., on the consolidated financial statements and the financial statement schedules of Prime Motor Inns, Inc. and Subsidiaries (Debtors-in-Possession).


                                                             J.H. COHN & COMPANY


Roseland, New Jersey
March 17, 1994